Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR 2019
OF $674 MILLION AND DILUTED EARNINGS PER SHARE OF $4.61;
RECORD REVENUE OF $1.7 BILLION

Pasadena, California — January 23, 2020 — East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the full year and fourth quarter of 2019. For the full year 2019, net income was $674.0 million or $4.61 per diluted share. For the fourth quarter of 2019, net income was $188.2 million or $1.29 per diluted share.

“2019 ended a transformational decade for East West, during which we more than doubled our asset size to $44.2 billion and grew both our commercial loans and our noninterest-bearing deposits nearly five-fold. Today, our loan portfolio is well-balanced between commercial, commercial real estate and residential mortgage loans, and our deposits are also well-balanced between commercial and consumer accounts,” stated Dominic Ng, Chairman and Chief Executive Officer of East West.

“Over the course of the decade, we expanded the breadth of our banking products and services in cash management, foreign exchange and interest rate risk hedging advisory, wealth management, and commercial lending solutions. As a result, we strengthened the resilience of our balance sheet, and achieved substantial earnings growth, increasing our diluted earnings per share by 458% to $4.61 in 2019, up from $0.83 in 2010.”

“In 2019, total loans grew $2.4 billion, or 7% year-over-year, to a record $34.8 billion as of December 31, 2019. Total deposits grew $1.9 billion, or 5% year-over-year, to a record $37.3 billion,” continued Ng. “Full year 2019 revenue of $1.7 billion grew by 5% year-over-year, a result of a strong contribution from fee income and record net interest income of $1.5 billion. Loan growth drove net interest income growth, overcoming net interest margin compression from three cuts to the fed funds rate.”

“Overall, we earned a return on average assets of 1.59% in 2019 and a return on average equity of 14.2%. Our growth and profitability reflect the strength of our diverse business model, which we are confident is a strong foundation for continued solid financial performance in the decade ahead,” concluded Ng.

HIGHLIGHTS OF RESULTS

•
Full Year Earnings — Full year 2019 net income was $674.0 million and diluted earnings per share (“EPS”) were $4.61, both down by 4% compared to full year 2018 net income of $703.7 million and diluted EPS of $4.81. Full year 2019 adjusted[1] net income was $707.9 million and adjusted[1] diluted EPS were $4.84, both up by 4% compared to full year 2018 adjusted[1] net income of $681.5 million and adjusted[1] diluted EPS of $4.66.

•
Fourth Quarter Earnings — Fourth quarter 2019 net income was $188.2 million and diluted EPS were $1.29, both up by 10% from third quarter 2019 net income of $171.4 million and diluted EPS of $1.17. Fourth quarter 2019 net income and diluted EPS were both up by 9% from fourth quarter 2018 net income of $173.0 million and diluted EPS of $1.18. Fourth quarter 2019 adjusted[1] net income was $187.1 million and adjusted[1] diluted EPS were $1.28, up by 9% quarter-over-quarter and up by 8% year-over-year.

•
Net Interest Income and Net Interest Margin — Full year 2019 net interest income (“NII”) of $1.5 billion increased by $81.3 million or 6% year-over-year. Full year 2019 net interest margin (“NIM”) of 3.64% contracted by 14 basis points year-over-year from 3.78% for the full year 2018.

Fourth quarter 2019 NII was $368.2 million, a quarterly decrease of $1.6 million or 0.4% from third quarter 2019. Fourth quarter 2019 NIM was 3.47%, a 12 basis point contraction from 3.59% in the previous quarter. Quarter-over-quarter, the average loan yield contracted by 20 basis points, and the average cost of deposits decreased by 11 basis points.

•
Record Loans — Total loans of $34.8 billion as of December 31, 2019 increased by $2.4 billion, or 7%, from $32.4 billion as of December 31, 2018; and increased by $753.7 million, or 9% annualized, from $34.0 billion as of September 30, 2019.

Full year 2019 average loans of $33.4 billion grew $3.1 billion, or 10% year-over-year. Average loan growth in 2019 was equally distributed across commercial real estate, residential mortgage and commercial loans. Fourth quarter 2019 average loans of $34.4 billion grew $748.7 million, or 9% linked quarter annualized. Average loan growth in the fourth quarter was led by commercial real estate, followed by residential mortgage.

•
Record Deposits — Total deposits of $37.3 billion as of December 31, 2019 increased by $1.9 billion, or 5%, from $35.4 billion as of December 31, 2018; and increased by $664.7 million, or 7% annualized, from $36.7 billion as of September 30, 2019.

Full year 2019 average deposits of $36.0 billion grew $2.8 billion, or 8% year-over-year. Average deposit growth in 2019 primarily came from growth in time deposits and interest-bearing checking, partially offset by a decrease in noninterest-bearing demand accounts. Fourth quarter 2019 average deposits of $37.4 billion grew $910.9 million, or 10% linked quarter annualized. Average deposit growth in the fourth quarter was led by interest-bearing checking, noninterest-bearing demand and money market accounts, partially offset by a decrease in time deposits.

•
Asset Quality Metrics — The allowance for loan losses was $358.3 million, or 1.03% of loans held-for-investment (“HFI”) as of December 31, 2019; the comparable ratios were 1.02% as of September 30, 2019, and 0.96% as of December 31, 2018. Non-purchased credit impaired (“Non-PCI”) nonperforming assets were $121.5 million, or 0.27% of total assets as of December 31, 2019; the comparable ratios were 0.31% as of September 30, 2019, and 0.23% as of December 31, 2018.

Full year 2019 net charge-offs were $52.8 million, or 0.16% of average loans HFI; the provision for credit losses was $98.7 million. Fourth quarter 2019 net charge-offs were $8.3 million, or annualized 0.10% of average loans HFI; the provision for credit losses was $18.6 million.

•
Capital Levels — Capital levels for East West are strong. As of December 31, 2019, stockholders’ equity was $5.0 billion, or $34.46 per share. Tangible equity[2] per common share was $31.15 as of December 31, 2019, an increase of 3% linked quarter and 15% year-over-year.

As of December 31, 2019, the tangible equity to tangible assets ratio2 was 10.4%, the common equity tier 1 (“CET1”) capital ratio was 12.9%, and the total risk-based capital ratio was 14.4%.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[2] See reconciliation of GAAP to non-GAAP financial measures in Table 16.

OPERATING RESULTS SUMMARY

Fourth Quarter 2019 Compared to Third Quarter 2019

Net Interest Income and Net Interest Margin
Net interest income totaled $368.2 million, a decrease of 0.4% from $369.8 million. Net interest margin of 3.47% contracted by 12 basis points from 3.59%.

•	Average loans of $34.4 billion grew $748.7 million, or 9% linked quarter annualized.

•
Average interest-earning assets of $42.1 billion grew $1.2 billion, or 12% linked quarter annualized. In addition to loan growth, average available-for-sale investment securities increased by $840.9 million, partially offset by decreases from interest-bearing cash and deposits with banks as well as from resale agreements.

•	Average deposits of $37.4 billion grew $910.9 million, or 10% linked quarter annualized.

•
The average yield on loans contracted by 20 basis points to 4.91% from 5.11%, reflecting a 25-basis point reduction in the fed funds rate and a decline in LIBOR rates during the current quarter. The yield on average interest-earning assets contracted by 22 basis points to 4.40% from 4.62%.

•	The average cost of deposits decreased by 11 basis points to 0.94% from 1.05%, and the average cost of interest-bearing deposits decreased by 15 basis points to 1.34% from 1.49%.

Noninterest Income
Noninterest income totaled $63.0 million, a 22% increase from $51.5 million.

•
The largest linked-quarter change in noninterest income was a $9.4 million increase in interest rate contracts and other derivative income to $17.8 million, which reflected a combination of strong customer demand for interest rate hedging products and a favorable quarter-over-quarter change in the credit valuation adjustment.

•
Quarter-over-quarter, lending fees of $17.2 million increased by $2.2 million, other investment income of $2.7 million increased by $2.0 million; foreign exchange income of $6.0 million decreased by $2.0 million.

Noninterest Expense
Noninterest expense totaled $193.4 million, a 9% increase from $176.6 million.

•
Fourth quarter noninterest expense consisted of $165.3 million of adjusted[3] noninterest expense, $27.0 million in amortization of tax credit and other investments, and $1.0 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $165.3 million increased by $6.6 million, or 4%, from $158.6 million. The largest linked-quarter change was a $3.2 million increase in compensation and employee benefits expense to $101.1 million. Quarter-over-quarter, other operating expense of $24.5 million increased by $1.7 million, and computer software expense of $7.6 million increased by $1.1 million.

•	The adjusted[3] efficiency ratio was 38.3% in the fourth quarter, compared to 37.7% in the third quarter.

TAX RELATED ITEMS

Full year 2019 income tax expense was $169.9 million and the effective tax rate was 20%. Included in the full year 2019 income tax expense was a $30.1 million reversal of certain previously claimed tax credits. Adjusted, income tax expense4 was $139.8 million and the effective tax rate4 was 17% for the full year 2019. This compares to income tax expense of $115.0 million and an effective tax rate of 14% for the full year 2018.

•
Fourth quarter 2019 income tax expense was $31.1 million and the effective tax rate was 14%, compared to income tax expense of $35.0 million and an effective tax rate of 17% for the third quarter of 2019.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[4] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

CREDIT QUALITY

The allowance for loan losses totaled $358.3 million, or 1.03% of loans HFI, as of December 31, 2019, compared to $345.6 million, or 1.02% of loans HFI, as of September 30, 2019, and $311.3 million, or 0.96% of loans HFI, as of December 31, 2018.

•
Non-PCI nonperforming assets were $121.5 million, or 0.27% of total assets, as of December 31, 2019, compared to $134.5 million, or 0.31% of total assets, as of September 30, 2019, and $93.0 million, or 0.23% of total assets, as of December 31, 2018.

•
Full year 2019 net charge-offs were $52.8 million, or 0.16% of average loans HFI, compared to 0.13% of average loans HFI for the full year 2018. Fourth quarter 2019 net charge-offs were $8.3 million, or annualized 0.10% of average loans HFI, compared to annualized 0.26% of average loans HFI for the third quarter of 2019, and annualized 0.20% of average loans HFI for the fourth quarter of 2018.

•
Full year 2019 provision for credit losses was $98.7 million, compared to $64.3 million for the full year 2018. Fourth quarter 2019 provision for credit losses was $18.6 million, compared to $38.3 million for the third quarter of 2019, and $18.0 million for the fourth quarter of 2018.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of December 31, 2019, September 30, 2019, and December 31, 2018.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	December 31, 2019 (a)	September 30, 2019	December 31, 2018	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)

CET1 capital ratio	12.9%	12.8%	12.2%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	12.9%	12.8%	12.2%	6.0%	8.0%	8.5%
Total risk-based capital ratio	14.4%	14.2%	13.7%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	10.3%	10.3%	9.9%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$35,136	$34,424	$32,497	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s December 31, 2019 regulatory capital ratios and RWA are preliminary.

(b)
An additional 2.5% capital conservation buffer above the minimum capital ratios is required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.

(c)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2020 dividends for the Company’s common stock. The common stock cash dividend of $0.275 per share is payable on February 14, 2020 to shareholders of record on February 3, 2020.

Conference Call

East West will host a conference call to discuss fourth quarter and full year 2019 earnings with the public on Thursday, January 23, 2020 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2019 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. — (877) 506-6399; calls within Canada — (855) 669-9657; international calls — (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on January 23, 2020 at 11:30 a.m. Pacific Time through February 23, 2020. The replay numbers are: within the U.S. — (877) 344-7529; within Canada — (855) 669-9658; International calls — (412) 317-0088; and the replay access code is: 10137935.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $44.2 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 125 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of benchmark interest rate reform in the United States (“U.S.”) that resulted in the Secured Overnight Financing Rate (“SOFR”) selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the U.S. economy, including inflation, deflation, employment levels, rate of growth and general business conditions; government intervention in the financial system, including changes in government interest rate policies; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2019 % or Basis Point Change
	December 31, 2019	September 30, 2019	December 31, 2018	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$536,221	$475,291	$516,291	12.8%		3.9%
Interest-bearing cash with banks	2,724,928	2,566,990	2,485,086	6.2		9.7
Cash and cash equivalents	3,261,149	3,042,281	3,001,377	7.2		8.7
Interest-bearing deposits with banks	196,161	160,423	371,000	22.3		(47.1)
Securities purchased under resale agreements (“resale agreements”) (1)	860,000	860,000	1,035,000	—		(16.9)
Available-for-sale (“AFS”) investment securities	3,317,214	3,284,034	2,741,847	1.0		21.0
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	78,580	78,334	74,069	0.3		6.1
Loans held-for-sale (“HFS”)	434	294	275	47.6		57.8
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $358,287, $345,576 and $311,322)	34,420,252	33,679,400	32,073,867	2.2		7.3
Investments in qualified affordable housing partnerships, net	207,037	190,000	184,873	9.0		12.0
Investments in tax credit and other investments, net	254,140	211,603	231,635	20.1		9.7
Goodwill	465,697	465,697	465,547	—		0.0
Operating lease right-of-use assets	99,973	103,894	—	(3.8)		100.0
Other assets	1,035,459	1,198,699	862,866	(13.6)		20.0
Total assets	$44,196,096	$43,274,659	$41,042,356	2.1%		7.7%

Liabilities and Stockholders’ Equity
Deposits	$37,324,259	$36,659,526	$35,439,628	1.8%		5.3%
Short-term borrowings	28,669	47,689	57,638	(39.9)		(50.3)
FHLB advances	745,915	745,494	326,172	0.1		128.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	200,000	50,000	50,000	300.0		300.0
Long-term debt and finance lease liabilities	152,270	152,390	146,835	(0.1)		3.7
Operating lease liabilities	108,083	112,142	—	(3.6)		100.0
Accrued expenses and other liabilities	619,283	624,754	598,109	(0.9)		3.5
Total liabilities	39,178,479	38,391,995	36,618,382	2.0		7.0
Stockholders’ equity	5,017,617	4,882,664	4,423,974	2.8		13.4
Total liabilities and stockholders’ equity	$44,196,096	$43,274,659	$41,042,356	2.1%		7.7%

Book value per common share	$34.46	$33.54	$30.52	2.7%		12.9%
Tangible equity (2) per common share	$31.15	$30.22	$27.15	3.1		14.7
Number of common shares at period-end	145,625	145,568	144,961	0.0		0.5
Tangible equity to tangible assets ratio (2)	10.38%	10.28%	9.71%	10	bps	67	bps

(1)
Resale and repurchase agreements have been reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. Out of $450.0 million of gross repurchase agreements, $250.0 million, $400.0 million, and $400.0 million were eligible for netting against gross resale agreements as of December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Table 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2019 % Change
	December 31, 2019	September 30, 2019	December 31, 2018	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$12,150,931	$12,301,002	$12,056,970	(1.2)%	0.8%
Commercial real estate (“CRE”):
CRE	10,278,448	9,749,583	9,260,199	5.4	11.0
Multifamily residential	2,856,374	2,589,203	2,470,668	10.3	15.6
Construction and land	628,499	719,900	538,794	(12.7)	16.6
Total CRE	13,763,321	13,058,686	12,269,661	5.4	12.2
Consumer:
Residential mortgage:
Single-family residential	7,108,590	6,811,014	6,036,454	4.4	17.8
Home equity lines of credit (“HELOCs”)	1,472,783	1,540,121	1,690,834	(4.4)	(12.9)
Total residential mortgage	8,581,373	8,351,135	7,727,288	2.8	11.1
Other consumer	282,914	314,153	331,270	(9.9)	(14.6)
Total loans HFI (1)(2)	34,778,539	34,024,976	32,385,189	2.2	7.4
Loans HFS	434	294	275	47.6	57.8
Total loans (1)(2)	34,778,973	34,025,270	32,385,464	2.2	7.4
Allowance for loan losses	(358,287)	(345,576)	(311,322)	3.7	15.1
Net loans (1)(2)	$34,420,686	$33,679,694	$32,074,142	2.2%	7.3%

Deposits:
Noninterest-bearing demand	$11,080,036	$10,806,937	$11,377,009	2.5%	(2.6)%
Interest-bearing checking	5,200,755	4,837,391	4,584,447	7.5	13.4
Money market	8,711,964	8,400,353	8,262,677	3.7	5.4
Savings	2,117,196	2,094,638	2,146,429	1.1	(1.4)
Time deposits	10,214,308	10,520,207	9,069,066	(2.9)	12.6
Total deposits	$37,324,259	$36,659,526	$35,439,628	1.8%	5.3%

(1)
Includes $(43.2) million, $(39.8) million and $(48.9) million as of December 31, 2019, September 30, 2019 and December 31, 2018, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $14.3 million, $16.7 million and $22.2 million as of December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2019 % Change
	December 31, 2019	September 30, 2019	December 31, 2018	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$467,233	$476,912	$457,334	(2.0)%	2.2%
Interest expense	99,014	107,105	87,918	(7.6)	12.6
Net interest income before provision for credit losses	368,219	369,807	369,416	(0.4)	(0.3)
Provision for credit losses	18,577	38,284	17,959	(51.5)	3.4
Net interest income after provision for credit losses	349,642	331,523	351,457	5.5	(0.5)
Noninterest income	63,013	51,474	41,695	22.4	51.1
Noninterest expense	193,373	176,630	188,097	9.5	2.8
Income before income taxes	219,282	206,367	205,055	6.3	6.9
Income tax expense	31,067	34,951	32,037	(11.1)	(3.0)
Net income	$188,215	$171,416	$173,018	9.8%	8.8%
Earnings per share (“EPS”)
- Basic	$1.29	$1.18	$1.19	9.8%	8.3%
- Diluted	$1.29	$1.17	$1.18	9.7	8.6
Weighted average number of shares outstanding
- Basic	145,624	145,559	144,960	0.0%	0.5%
- Diluted	146,318	146,120	146,133	0.1	0.1

	Three Months Ended			December 31, 2019 % Change
	December 31, 2019	September 30, 2019	December 31, 2018	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$17,244	$15,035	$15,168	14.7%	13.7%
Deposit account fees	9,843	9,729	9,346	1.2	5.3
Foreign exchange income	6,032	8,065	7,191	(25.2)	(16.1)
Wealth management fees	4,215	4,841	2,796	(12.9)	50.8
Interest rate contracts and other derivative income	17,828	8,423	1,125	111.7	NM
Net gains on sales of loans	1,068	2,037	1,509	(47.6)	(29.2)
Net gains on sales of AFS investment securities	864	58	161	NM	NM
Net gains on sales of fixed assets	66	48	1,081	37.5	(93.9)
Other investment income	2,678	663	801	303.9	234.3
Other income	3,175	2,575	2,517	23.3	26.1
Total noninterest income	$63,013	$51,474	$41,695	22.4%	51.1%
Noninterest expense:
Compensation and employee benefits	$101,051	$97,819	$93,790	3.3%	7.7%
Occupancy and equipment expense	17,138	17,912	18,017	(4.3)	(4.9)
Deposit insurance premiums and regulatory assessments	3,371	3,550	3,093	(5.0)	9.0
Legal expense	2,141	1,720	2,145	24.5	(0.2)
Data processing	3,588	3,328	3,160	7.8	13.5
Consulting expense	3,159	2,559	1,424	23.4	121.8
Deposit related expense	3,749	3,584	3,043	4.6	23.2
Computer software expense	7,626	6,556	6,205	16.3	22.9
Other operating expense	24,512	22,769	26,262	7.7	(6.7)
Amortization of tax credit and other investments	27,038	16,833	30,958	60.6	(12.7)
Total noninterest expense	$193,373	$176,630	$188,097	9.5%	2.8%

NM - Not meaningful.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2019 % Change
	December 31, 2019	December 31, 2018	Yr-o-Yr
Interest and dividend income	$1,882,300	$1,651,703	14.0%
Interest expense	414,487	265,195	56.3
Net interest income before provision for credit losses	1,467,813	1,386,508	5.9
Provision for credit losses	98,685	64,255	53.6
Net interest income after provision for credit losses	1,369,128	1,322,253	3.5
Noninterest income	209,377	210,909	(0.7)
Noninterest expense	734,588	714,466	2.8
Income before income taxes	843,917	818,696	3.1
Income tax expense	169,882	114,995	47.7
Net income	$674,035	$703,701	(4.2)%
EPS
- Basic	$4.63	$4.86	(4.6)%
- Diluted	$4.61	$4.81	(4.2)
Weighted average number of shares outstanding
- Basic	145,497	144,862	0.4%
- Diluted	146,179	146,169	0.0

	Year Ended		December 31, 2019 % Change
	December 31, 2019	December 31, 2018	Yr-o-Yr
Noninterest income:
Lending fees	$63,670	$59,758	6.5%
Deposit account fees	38,648	39,176	(1.3)
Foreign exchange income	26,398	21,259	24.2
Wealth management fees	16,668	13,785	20.9
Interest rate contracts and other derivative income	39,865	18,980	110.0
Net gains on sales of loans	4,035	6,590	(38.8)
Net gains on sales of AFS investment securities	3,930	2,535	55.0
Net gains on sales of fixed assets	114	6,683	(98.3)
Net gain on sale of business	—	31,470	(100.0)
Other investment income	5,249	1,207	334.9
Other income	10,800	9,466	14.1
Total noninterest income	$209,377	$210,909	(0.7)%
Noninterest expense:
Compensation and employee benefits	$401,700	$379,622	5.8%
Occupancy and equipment expense	69,730	68,896	1.2
Deposit insurance premiums and regulatory assessments	12,928	21,211	(39.1)
Legal expense	8,441	8,781	(3.9)
Data processing	13,533	13,177	2.7
Consulting expense	9,846	11,579	(15.0)
Deposit related expense	14,175	11,244	26.1
Computer software expense	26,471	22,286	18.8
Other operating expense	92,249	88,042	4.8
Amortization of tax credit and other investments	85,515	89,628	(4.6)
Total noninterest expense	$734,588	$714,466	2.8%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			December 31, 2019 % Change		Year Ended		December 31, 2019 % Change
	December 31, 2019	September 30, 2019	December 31, 2018	Qtr-o-Qtr	Yr-o-Yr	December 31, 2019	December 31, 2018	Yr-o-Yr
Loans:
Commercial:
C&I	$12,237,081	$12,203,341	$11,554,737	0.3%	5.9%	$12,073,820	$11,037,992	9.4%
CRE:
CRE	10,006,424	9,685,092	9,179,181	3.3	9.0	9,642,301	8,955,920	7.7
Multifamily residential	2,771,555	2,561,648	2,347,321	8.2	18.1	2,588,347	2,215,121	16.8
Construction and land	668,147	694,665	582,311	(3.8)	14.7	656,142	632,303	3.8
Total CRE	13,446,126	12,941,405	12,108,813	3.9	11.0	12,886,790	11,803,344	9.2
Consumer:
Residential mortgage:
Single-family residential	6,934,361	6,636,227	5,854,551	4.5	18.4	6,526,415	5,309,689	22.9
HELOCs	1,506,346	1,557,358	1,709,022	(3.3)	(11.9)	1,580,343	1,754,071	(9.9)
Total residential mortgage	8,440,707	8,193,585	7,563,573	3.0	11.6	8,106,758	7,063,760	14.8
Other consumer	286,096	322,951	307,752	(11.4)	(7.0)	305,768	324,918	(5.9)
Total loans (1)(2)	$34,410,010	$33,661,282	$31,534,875	2.2%	9.1%	$33,373,136	$30,230,014	10.4%

Interest-earning assets	$42,114,123	$40,919,386	$38,688,647	2.9%	8.9%	$40,320,804	$36,707,142	9.8%
Total assets	$44,471,242	$43,136,273	$40,525,188	3.1%	9.7%	$42,484,885	$38,542,569	10.2%

Deposits:
Noninterest-bearing demand	$10,976,368	$10,712,612	$11,447,345	2.5%	(4.1)%	$10,502,618	$11,089,537	(5.3)%
Interest-bearing checking	5,540,300	4,947,511	4,449,541	12.0	24.5	5,244,867	4,477,793	17.1
Money market	8,592,058	8,344,993	8,180,426	3.0	5.0	8,220,236	7,985,526	2.9
Savings	2,118,911	2,154,592	2,124,697	(1.7)	(0.3)	2,118,060	2,245,644	(5.7)
Time deposits	10,180,922	10,337,990	8,783,068	(1.5)	15.9	9,961,289	7,431,749	34.0
Total deposits	$37,408,559	$36,497,698	$34,985,077	2.5%	6.9%	$36,047,070	$33,230,249	8.5%

Interest-bearing liabilities	$27,522,469	$26,773,253	$24,122,509	2.8%	14.1%	$26,408,961	$22,709,554	16.3%
Stockholders’ equity	$4,977,759	$4,838,281	$4,335,110	2.9%	14.8%	$4,760,845	$4,130,822	15.3%

(1)
Includes ASC 310-30 discount of $16.0 million, $18.2 million and $23.8 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively, and $18.9 million and $28.4 million for the years ended December 31, 2019 and 2018, respectively.

(2)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	December 31, 2019			September 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,270,431	$14,925	1.81%	$3,547,626	$19,772	2.21%
Resale agreements (2)	863,261	5,749	2.64%	981,196	6,881	2.78%
AFS investment securities	3,491,961	20,192	2.29%	2,651,069	15,945	2.39%
Loans (3)	34,410,010	425,773	4.91%	33,661,282	433,658	5.11%
FHLB and FRB stock	78,460	594	3.00%	78,213	656	3.33%
Total interest-earning assets	42,114,123	467,233	4.40%	40,919,386	476,912	4.62%

Noninterest-earning assets:
Cash and due from banks	534,326			441,898
Allowance for loan losses	(355,759)			(328,523)
Other assets	2,178,552			2,103,512
Total assets	$44,471,242			$43,136,273

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,540,300	$13,589	0.97%	$4,947,511	$14,488	1.16%
Money market deposits	8,592,058	25,223	1.16%	8,344,993	26,943	1.28%
Savings deposits	2,118,911	2,266	0.42%	2,154,592	2,656	0.49%
Time deposits	10,180,922	47,935	1.87%	10,337,990	52,733	2.02%
Federal funds purchased and other short-term borrowings	43,313	404	3.70%	40,433	382	3.75%
FHLB advances	745,732	4,686	2.49%	745,263	5,021	2.67%
Repurchase agreements (2)	148,892	3,382	9.01%	50,000	3,239	25.70%
Long-term debt and finance lease liabilities	152,341	1,529	3.98%	152,471	1,643	4.28%
Total interest-bearing liabilities	27,522,469	99,014	1.43%	26,773,253	107,105	1.59%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,976,368			10,712,612
Accrued expenses and other liabilities	994,646			812,127
Stockholders’ equity	4,977,759			4,838,281
Total liabilities and stockholders’ equity	$44,471,242			$43,136,273

Interest rate spread			2.97%			3.03%
Net interest income and net interest margin		$368,219	3.47%		$369,807	3.59%
Adjusted net interest income and adjusted net interest margin (4)		$362,166	3.41%		$367,286	3.56%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.49% and 2.57% for the three months ended December 31, 2019 and September 30, 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 4.35% and 4.68% for the three months ended December 31, 2019 and September 30, 2019, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $16.0 million and $18.2 million for the three months ended December 31, 2019 and September 30, 2019, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2019			December 31, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,270,431	$14,925	1.81%	$3,373,608	$19,476	2.29%
Resale agreements (2)	863,261	5,749	2.64%	1,035,000	7,819	3.00%
AFS investment securities	3,491,961	20,192	2.29%	2,671,257	14,531	2.16%
Loans (3)	34,410,010	425,773	4.91%	31,534,875	414,517	5.22%
FHLB and FRB stock	78,460	594	3.00%	73,907	991	5.32%
Total interest-earning assets	42,114,123	467,233	4.40%	38,688,647	457,334	4.69%

Noninterest-earning assets:
Cash and due from banks	534,326			482,767
Allowance for loan losses	(355,759)			(314,019)
Other assets	2,178,552			1,667,793
Total assets	$44,471,242			$40,525,188

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,540,300	$13,589	0.97%	$4,449,541	$9,963	0.89%
Money market deposits	8,592,058	25,223	1.16%	8,180,426	27,640	1.34%
Savings deposits	2,118,911	2,266	0.42%	2,124,697	2,257	0.42%
Time deposits	10,180,922	47,935	1.87%	8,783,068	39,459	1.78%
Federal funds purchased and other short-term borrowings	43,313	404	3.70%	57,198	624	4.33%
FHLB advances	745,732	4,686	2.49%	325,826	2,903	3.53%
Repurchase agreements (2)	148,892	3,382	9.01%	50,000	3,396	26.95%
Long-term debt and finance lease liabilities	152,341	1,529	3.98%	151,753	1,676	4.38%
Total interest-bearing liabilities	27,522,469	99,014	1.43%	24,122,509	87,918	1.45%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,976,368			11,447,345
Accrued expenses and other liabilities	994,646			620,224
Stockholders’ equity	4,977,759			4,335,110
Total liabilities and stockholders’ equity	$44,471,242			$40,525,188

Interest rate spread			2.97%			3.24%
Net interest income and net interest margin		$368,219	3.47%		$369,416	3.79%
Adjusted net interest income and adjusted net interest margin (4)		$362,166	3.41%		$363,606	3.73%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.49% and 2.72% for the three months ended December 31, 2019 and 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 4.35% and 4.77% for the three months ended December 31, 2019 and 2018, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $16.0 million and $23.8 million for the three months ended December 31, 2019 and 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Year Ended
	December 31, 2019			December 31, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,065,426	$67,028	2.19%	$2,645,544	$55,704	2.11%
Resale agreements (1)	969,384	27,819	2.87%	1,020,822	29,328	2.87%
AFS investment securities	2,836,004	67,570	2.38%	2,737,071	60,011	2.19%
Loans (2)	33,373,136	1,717,415	5.15%	30,230,014	1,503,514	4.97%
FHLB and FRB stock	76,854	2,468	3.21%	73,691	3,146	4.27%
Total interest-earning assets	40,320,804	1,882,300	4.67%	36,707,142	1,651,703	4.50%

Noninterest-earning assets:
Cash and due from banks	471,060			445,768
Allowance for loan losses	(330,125)			(298,600)
Other assets	2,023,146			1,688,259
Total assets	$42,484,885			$38,542,569

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,244,867	$58,168	1.11%	$4,477,793	$34,657	0.77%
Money market deposits	8,220,236	111,081	1.35%	7,985,526	83,696	1.05%
Savings deposits	2,118,060	9,626	0.45%	2,245,644	8,621	0.38%
Time deposits	9,961,289	196,927	1.98%	7,431,749	107,778	1.45%
Federal funds purchased and other short-term borrowings	44,881	1,763	3.93%	32,222	1,398	4.34%
FHLB advances	592,257	16,697	2.82%	327,435	10,447	3.19%
Repurchase agreements (1)	74,926	13,582	18.13%	50,000	12,110	24.22%
Long-term debt and finance lease liabilities	152,445	6,643	4.36%	159,185	6,488	4.08%
Total interest-bearing liabilities	26,408,961	414,487	1.57%	22,709,554	265,195	1.17%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,502,618			11,089,537
Accrued expenses and other liabilities	812,461			612,656
Stockholders’ equity	4,760,845			4,130,822
Total liabilities and stockholders’ equity	$42,484,885			$38,542,569

Interest rate spread			3.10%			3.33%
Net interest income and net interest margin		$1,467,813	3.64%		$1,386,508	3.78%
Adjusted net interest income and adjusted net interest margin (3)		$1,455,342	3.61%		$1,366,336	3.72%

(1)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.65% and 2.63% for the years ended December 31, 2019 and 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 4.74% and 4.46% for the years ended December 31, 2019 and 2018, respectively.

(2)	Includes loans HFS. ASC 310-30 discount was $18.9 million and $28.4 million for the years ended December 31, 2019 and 2018, respectively.

(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				December 31, 2019 Basis Point Change
	December 31, 2019	September 30, 2019	December 31, 2018		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.68%	1.58%	1.69%		10	bps	(1)	bps
Adjusted return on average assets (2)	1.67%	1.58%	1.69%		9		(2)
Return on average equity	15.00%	14.06%	15.83%		94		(83)
Adjusted return on average equity (2)	14.91%	14.06%	15.83%		85		(92)
Return on average tangible equity (2)	16.71%	15.75%	17.97%		96		(126)
Adjusted return on average tangible equity (2)	16.61%	15.75%	17.97%		86		(136)
Interest rate spread	2.97%	3.03%	3.24%		(6)		(27)
Net interest margin	3.47%	3.59%	3.79%		(12)		(32)
Adjusted net interest margin (2)	3.41%	3.56%	3.73%		(15)		(32)
Average loan yield	4.91%	5.11%	5.22%		(20)		(31)
Adjusted average loan yield (2)	4.84%	5.08%	5.14%		(24)		(30)
Yield on average interest-earning assets	4.40%	4.62%	4.69%		(22)		(29)
Average cost of interest-bearing deposits	1.34%	1.49%	1.34%		(15)		—
Average cost of deposits	0.94%	1.05%	0.90%		(11)		4
Average cost of funds	1.02%	1.13%	0.98%		(11)		4
Adjusted pre-tax, pre-provision profitability ratio (2)	2.37%	2.42%	2.50%		(5)		(13)
Adjusted noninterest expense/average assets (2)	1.47%	1.46%	1.53%		1		(6)
Efficiency ratio	44.84%	41.93%	45.75%		291		(91)
Adjusted efficiency ratio (2)	38.33%	37.66%	37.92%		67	bps	41	bps

	Year Ended		December 31, 2019 Basis Point Change
	December 31, 2019	December 31, 2018	Yr-o-Yr
Return on average assets	1.59%	1.83%	(24)	bps
Adjusted return on average assets (2)	1.67%	1.77%	(10)
Return on average equity	14.16%	17.04%	(288)
Adjusted return on average equity (2)	14.87%	16.50%	(163)
Return on average tangible equity (2)	15.88%	19.48%	(360)
Adjusted return on average tangible equity (2)	16.68%	18.87%	(219)
Interest rate spread	3.10%	3.33%	(23)
Net interest margin	3.64%	3.78%	(14)
Adjusted net interest margin (2)	3.61%	3.72%	(11)
Average loan yield	5.15%	4.97%	18
Adjusted average loan yield (2)	5.11%	4.90%	21
Yield on average interest-earning assets	4.67%	4.50%	17
Average cost of interest-bearing deposits	1.47%	1.06%	41
Average cost of deposits	1.04%	0.71%	33
Average cost of funds	1.12%	0.78%	34
Adjusted pre-tax, pre-provision profitability ratio (2)	2.43%	2.46%	(3)
Adjusted noninterest expense/average assets (2)	1.52%	1.61%	(9)
Efficiency ratio	43.80%	44.73%	(93)
Adjusted efficiency ratio (2)	38.43%	39.55%	(112)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14, 15 and 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$345,576	$330,620	$310,010	$311,300	$287,070
Provision for loan losses on non-PCI loans	20,843	37,884	17,321	100,115	65,043
Net (charge-offs) recoveries:
Commercial:
C&I	(11,009)	(23,450)	(21,227)	(59,484)	(48,827)
CRE:
CRE	1,254	875	4,763	4,188	5,194
Multifamily residential	1,480	42	286	1,856	1,757
Construction and land	13	21	24	536	740
Total CRE	2,747	938	5,073	6,580	7,691
Consumer:
Residential mortgage:
Single-family residential	2	49	106	125	1,213
HELOCs	—	5	38	7	38
Total residential mortgage	2	54	144	132	1,251
Other consumer	(5)	(5)	(2)	(31)	(185)
Total net charge-offs	(8,265)	(22,463)	(16,012)	(52,803)	(40,070)
Foreign currency translation adjustments	133	(465)	(19)	(325)	(743)
Allowance for non-PCI loans, end of period	358,287	345,576	311,300	358,287	311,300
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	—	5	31	22	58
Reversal of loan losses on PCI loans	—	(5)	(9)	(22)	(36)
Allowance for PCI loans, end of period	—	—	22	—	22
Allowance for loan losses	358,287	345,576	311,322	358,287	311,322
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	13,424	13,019	11,919	12,566	13,318
Provision for (reversal of) unfunded credit reserves	(2,266)	405	647	(1,408)	(752)
Allowance for unfunded credit reserves, end of period	11,158	13,424	12,566	11,158	12,566
Allowance for credit losses	$369,445	$359,000	$323,888	$369,445	$323,888

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	December 31, 2019	September 30, 2019	December 31, 2018

Nonaccrual loans:
Commercial:
C&I	$74,835	$90,830	$43,840
CRE:
CRE	16,441	18,942	24,218
Multifamily residential	819	551	1,260
Total CRE	17,260	19,493	25,478
Consumer:
Residential mortgage:
Single-family residential	14,865	9,484	5,259
HELOCs	10,742	9,924	8,614
Total residential mortgage	25,607	19,408	13,873
Other consumer	2,517	2,495	2,502
Total nonaccrual loans	120,219	132,226	85,693
Other real estate owned, net	125	1,122	133
Other nonperforming assets	1,167	1,167	7,167
Total nonperforming assets	$121,511	$134,515	$92,993

Credit Quality Ratios	December 31, 2019	September 30, 2019	December 31, 2018

Non-PCI nonperforming assets to total assets (1)	0.27%	0.31%	0.23%
Non-PCI nonaccrual loans to loans HFI (1)	0.35%	0.39%	0.26%
Allowance for loan losses to loans HFI (1)	1.03%	1.02%	0.96%
Allowance for loan losses to non-PCI nonaccrual loans	298.03%	261.35%	363.30%
Annualized quarterly net charge-offs to average loans HFI	0.10%	0.26%	0.20%
Annual net charge-offs to average loans HFI	0.16%	N/A	0.13%

N/A - Not applicable

(1)	Total assets and loans HFI include PCI loans of $222.9 million, $240.7 million and $308.0 million as of December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments (“DC Solar”). The table below shows the computation of the Company’s effective tax rate excluding the impact of the DC Solar tax credits reversal. Management believes that excluding the impact of the DC Solar tax credits reversal from the effective tax rate computation allows comparability to prior periods.

		Three Months Ended			Year Ended
		December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Income tax expense	(a)	$31,067	$34,951	$32,037	$169,882	$114,995
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)	—	—	—	(30,104)	—
Adjusted income tax expense	(c)	$31,067	$34,951	$32,037	$139,778	$114,995

Income before income taxes	(d)	219,282	206,367	205,055	843,917	818,696

Effective tax rate	(a)/(d)	14.2%	16.9%	15.6%	20.1%	14.0%
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)/(d)	—%	—%	—%	(3.5)%	—%
Adjusted effective tax rate	(c)/(d)	14.2%	16.9%	15.6%	16.6%	14.0%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 13
During the first, second and fourth quarters of 2019, the Company recorded a $7.0 million pre-tax impairment charge, reversed $30.1 million of certain previously claimed tax credits and recorded a $1.6 million pre-tax impairment recovery related to DC Solar, respectively. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		December 31, 2019	September 30, 2019	December 31, 2018
Net income	(a)	$188,215	$171,416	$173,018
Less: Impairment recovery related to DC Solar (2)		(1,583)	—	—
Tax effect of adjustment (3)		468	—	—
Adjusted net income	(b)	$187,100	$171,416	$173,018

Diluted weighted average number of shares outstanding		146,318	146,120	146,133
Diluted EPS		$1.29	$1.17	$1.18
Diluted EPS impact of impairment recovery related to DC Solar, net of tax		(0.01)	—	—
Adjusted diluted EPS		$1.28	$1.17	$1.18

Average total assets	(c)	$44,471,242	$43,136,273	$40,525,188
Average stockholders’ equity	(d)	$4,977,759	$4,838,281	$4,335,110
Return on average assets (1)	(a)/(c)	1.68%	1.58%	1.69%
Adjusted return on average assets (1)	(b)/(c)	1.67%	1.58%	1.69%
Return on average equity (1)	(a)/(d)	15.00%	14.06%	15.83%
Adjusted return on average equity (1)	(b)/(d)	14.91%	14.06%	15.83%

		Year Ended
		December 31, 2019	December 31, 2018
Net income	(e)	$674,035	$703,701
Add: Impairment charge related to DC Solar (2)		6,978	—
Less: Impairment recovery related to DC Solar (2)		(1,583)	—
Gain on sale of business		—	(31,470)
Tax effect of adjustments (3)		(1,595)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		30,104	—
Adjusted net income	(f)	$707,939	$681,534

Diluted weighted average number of shares outstanding		146,179	146,169
Diluted EPS		$4.61	$4.81
Diluted EPS impact of impairment charge related to DC Solar, net of tax		0.03	—
Diluted EPS impact of impairment recovery related to DC Solar, net of tax		(0.01)	—
Diluted EPS impact of gain on sale of business, net of tax		—	(0.15)
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		0.21	—
Adjusted diluted EPS		$4.84	$4.66

Average total assets	(g)	$42,484,885	$38,542,569
Average stockholders’ equity	(h)	$4,760,845	$4,130,822
Return on average assets	(e)/(g)	1.59%	1.83%
Adjusted return on average assets	(f)/(g)	1.67%	1.77%
Return on average equity	(e)/(h)	14.16%	17.04%
Adjusted return on average equity	(f)/(h)	14.87%	16.50%

(1)	Annualized.

(2)	Included in Amortization of tax credit and other investments.

(3)	Applied statutory rate of 29.56%.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		December 31, 2019	September 30, 2019	December 31, 2018
Net interest income before provision for credit losses	(a)	$368,219	$369,807	$369,416
Total noninterest income		63,013	51,474	41,695
Total revenue	(b)	$431,232	$421,281	$411,111

Total noninterest expense	(c)	$193,373	$176,630	$188,097
Less: Amortization of tax credit and other investments		(27,038)	(16,833)	(30,958)
Amortization of core deposit intangibles		(1,044)	(1,148)	(1,265)
Adjusted noninterest expense	(d)	$165,291	$158,649	$155,874
Efficiency ratio	(c)/(b)	44.84%	41.93%	45.75%
Adjusted efficiency ratio	(d)/(b)	38.33%	37.66%	37.92%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$265,941	$262,632	$255,237
Average total assets	(f)	$44,471,242	$43,136,273	$40,525,188
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.37%	2.42%	2.50%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.47%	1.46%	1.53%

		Year Ended
		December 31, 2019	December 31, 2018
Net interest income before provision for credit losses	(g)	$1,467,813	$1,386,508
Total noninterest income		209,377	210,909
Total revenue	(h)	1,677,190	1,597,417
Noninterest income		209,377	210,909
Less: Gain on sale of business		—	(31,470)
Adjusted noninterest income	(i)	$209,377	$179,439
Adjusted revenue	(g)+(i) = (j)	$1,677,190	$1,565,947

Total noninterest expense	(k)	$734,588	$714,466
Less: Amortization of tax credit and other investments		(85,515)	(89,628)
Amortization of core deposit intangibles		(4,518)	(5,492)
Adjusted noninterest expense	(l)	$644,555	$619,346
Efficiency ratio	(k)/(h)	43.80%	44.73%
Adjusted efficiency ratio	(l)/(j)	38.43%	39.55%
Adjusted pre-tax, pre-provision income	(j)-(l) = (m)	$1,032,635	$946,601
Average total assets	(n)	$42,484,885	$38,542,569
Adjusted pre-tax, pre-provision profitability ratio	(m)/(n)	2.43%	2.46%
Adjusted noninterest expense /average assets	(l)/(n)	1.52%	1.61%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

Yield on Average Loans		Three Months Ended						Year Ended
		December 31, 2019		September 30, 2019		December 31, 2018		December 31, 2019	December 31, 2018
Interest income on loans	(a)	$425,773		$433,658		$414,517		$1,717,415	$1,503,514
Less: ASC 310-30 discount accretion income		(6,053)		(2,521)		(5,810)		(12,471)	(20,172)
Adjusted interest income on loans	(b)	$419,720		$431,137		$408,707		$1,704,944	$1,483,342

Average loans	(c)	$34,410,010		$33,661,282		$31,534,875		$33,373,136	$30,230,014
Add: ASC 310-30 discount		16,012		18,172		23,833		18,915	28,400
Adjusted average loans	(d)	$34,426,022		$33,679,454		$31,558,708		$33,392,051	$30,258,414

Average loan yield	(a)/(c)	4.91%	(1)	5.11%	(1)	5.22%	(1)	5.15%	4.97%
Adjusted average loan yield	(b)/(d)	4.84%	(1)	5.08%	(1)	5.14%	(1)	5.11%	4.90%

Net Interest Margin
Net interest income	(e)	$368,219		$369,807		$369,416		$1,467,813	$1,386,508
Less: ASC 310-30 discount accretion income		(6,053)		(2,521)		(5,810)		(12,471)	(20,172)
Adjusted net interest income	(f)	$362,166		$367,286		$363,606		$1,455,342	$1,366,336

Average interest-earning assets	(g)	$42,114,123		$40,919,386		$38,688,647		$40,320,804	$36,707,142
Add: ASC 310-30 discount		16,012		18,172		23,833		18,915	28,400
Adjusted average interest-earning assets	(h)	$42,130,135		$40,937,558		$38,712,480		$40,339,719	$36,735,542

Net interest margin	(e)/(g)	3.47%	(1)	3.59%	(1)	3.79%	(1)	3.64%	3.78%
Adjusted net interest margin	(f)/(h)	3.41%	(1)	3.56%	(1)	3.73%	(1)	3.61%	3.72%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2019	September 30, 2019	December 31, 2018
Stockholders’ equity	(a)	$5,017,617	$4,882,664	$4,423,974
Less: Goodwill		(465,697)	(465,697)	(465,547)
Other intangible assets (1)		(16,079)	(17,435)	(22,365)
Tangible equity	(b)	$4,535,841	$4,399,532	$3,936,062

Total assets	(c)	$44,196,096	$43,274,659	$41,042,356
Less: Goodwill		(465,697)	(465,697)	(465,547)
Other intangible assets (1)		(16,079)	(17,435)	(22,365)
Tangible assets	(d)	$43,714,320	$42,791,527	$40,554,444
Total stockholders’ equity to total assets ratio	(a)/(c)	11.35%	11.28%	10.78%
Tangible equity to tangible assets ratio	(b)/(d)	10.38%	10.28%	9.71%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge/(recovery) related to DC Solar and the gain on the sale of the DCB branches; and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended						Year Ended
		December 31, 2019		September 30, 2019		December 31, 2018		December 31, 2019	December 31, 2018
Net Income		$188,215		$171,416		$173,018		$674,035	$703,701
Add: Amortization of core deposit intangibles		1,044		1,148		1,265		4,518	5,492
Amortization of mortgage servicing assets		567		834		448		2,738	1,814
Tax effect of adjustments (2)		(476)		(586)		(506)		(2,145)	(2,160)
Tangible net income	(e)	$189,350		$172,812		$174,225		$679,146	$708,847
Add: Impairment charge related to DC Solar (3)		—		—		—		6,978	—
Less: Impairment recovery related to DC Solar (3)		(1,583)		—		—		(1,583)	—
Gain on sale of business		—		—		—		—	(31,470)
Tax effect of adjustment (2)		468		—		—		(1,595)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		—		—		—		30,104	—
Adjusted tangible net income	(f)	$188,235		$172,812		$174,225		$713,050	$686,680

Average stockholders’ equity		$4,977,759		$4,838,281		$4,335,110		$4,760,845	$4,130,822
Less: Average goodwill		(465,697)		(465,697)		(465,547)		(465,663)	(466,346)
Average other intangible assets (1)		(16,793)		(18,391)		(23,130)		(19,340)	(25,337)
Average tangible equity	(g)	$4,495,269		$4,354,193		$3,846,433		$4,275,842	$3,639,139
Return on average tangible equity	(e)/(g)	16.71%	(4)	15.75%	(4)	17.97%	(4)	15.88%	19.48%
Adjusted return on average tangible equity	(f)/(g)	16.61%	(4)	15.75%	(4)	17.97%	(4)	16.68%	18.87%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory rate of 29.56%.

(3)	Included in Amortization of tax credit and other investments.

(4)	Annualized.